Exhibit 11.1

certified public accountants Hughes Pittman & Gupton, LLP 1500 Sunday Drive, Suite 300 Raleigh, North Carolina 27607 919.232.5900 919.232.5901 fax www.hpg.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated June 11, 2015, with respect to the consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries as of December 31, 2014 and 2013 and for the years then ended, appearing in this Amendment No. 3 to the Offering Statement on Form 1-A of Groundfloor Finance Inc.

/s/ Hughes Pittman & Gupton, LLP

Raleigh, North Carolina

June 29, 2015